UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 22, 2015

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01                      Other Events.

As previously disclosed, Orrstown Financial Services, Inc. (the “Registrant”) was party to litigation captioned Southeastern Pennsylvania Transportation Authority (“SEPTA”) v. Orrstown Financial Services, Inc. et al., No. 1:12-cv-00993 (M.D. Pa.).  On June 22, 2015, in a 96-page Memorandum, the Court dismissed without prejudice SEPTA’s amended complaint against all defendants, finding that SEPTA failed to state a claim under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.  The Court ordered that, within 30 days, SEPTA either seek leave to amend its amended complaint, accompanied by the proposed amendment, or file a notice of its intention to stand on the amended complaint.

On July 22, 2015, SEPTA filed a motion for leave to amend under Local Rule 15.1, and attached a copy of its proposed second amended complaint to its motion.  Many of the allegations of the proposed second amended complaint are essentially the same or similar to the allegations of the dismissed amended complaint.  The proposed second amended complaint also alleges that the Registrant did not publicly disclose certain alleged failures of its internal controls over loan underwriting, risk management, and financial reporting during the period 2009 to 2012, in violation of the federal securities laws.

           The allegations of SEPTA’s proposed second amended complaint disclose the existence of a confidential, non-public, fact-finding inquiry regarding the Registrant being conducted by the  Securities and Exchange Commission (“SEC”).  The SEC inquiry is not an indication that the SEC believes the Registrant or anyone else has violated federal securities laws or regulations.  Nor does it mean that the SEC has a negative opinion of any person, entity, or security.  The investigation is ongoing and the Registrant has been cooperating fully with the SEC.

The Registrant believes that the allegations of SEPTA’s proposed second amended complaint are without merit and intends to vigorously defend itself against those claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.

Date:           July 27, 2015                                                                By:  /s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)